UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2025

Sarepta Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-14895	93-0797222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street
Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 274-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SRPT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On February 13, 2025 (the “Closing Date”), Sarepta Therapeutics, Inc. (the “Company”) and Sarepta Therapeutics Investments, Inc., a wholly owned subsidiary of the Company (together with the Company, the “Obligors”) entered into a credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) and the lenders party thereto. The Credit Agreement provides for a five-year, $600 million senior secured revolving credit facility (the “Revolving Credit Facility”).

Interest rates under the Revolving Credit Facility are variable and equal to the Secured Overnight Financing Rate plus a credit spread adjustment of 0.10% per annum (“Adjusted SOFR”), plus a margin of 1.125% to 1.75% per annum based on the Company’s total gross leverage ratio, or, at the Company’s option, at a base reference rate equal to the highest of (a) the federal funds rate plus 0.50%, (b) the rate of interest last quoted by the Administrative Agent as its “base rate” and (c) the one-month Adjusted SOFR rate plus 1.00%, plus a margin of 0.125% to 0.75% per annum based on the Company’s total gross leverage ratio.

The Company will pay customary agency fees and a commitment fee based on the daily unused portion of the Revolving Credit Facility at a rate of 0.20% to 0.35% per annum based on the Borrower’s total gross leverage ratio. The Revolving Credit Facility is not subject to amortization and will mature on the fifth anniversary of the Closing Date.

On the Closing Date, each of the Obligors and the Collateral Agent entered into a pledge and security agreement, pursuant to which the Obligors granted a security interest in substantially all of their respective assets, in each case, subject to customary exceptions and exclusions.

The Credit Agreement contains customary representations and warranties, affirmative covenants, negative covenants and events of default. The Credit Agreement also contains financial covenants that are tested on the last day of each of the Company’s fiscal quarters. These financial covenants include a (x) maximum secured net leverage ratio of 3.5:1.0, subject to a 4.0:1.0 covenant holiday following certain permitted acquisitions or permitted collaborations, and (y) minimum consolidated interest coverage ratio of 2.5:1.0.

The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Credit Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Credit Agreement, dated February 13, 2025, among Sarepta Therapeutics, Inc., Sarepta Therapeutics Investments, Inc., JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto

104	The cover page from this Current Report on Form 8-K of Sarepta Therapeutics, Inc., formatted in Inline XBRL and included as Exhibit 101

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sarepta Therapeutics, Inc.

Date: February 14, 2025	By:	/s/ Douglas S. Ingram
Douglas S. Ingram President and Chief Executive Officer